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                                                                   EXHIBIT 10.23

                                 PROMISSORY NOTE

$5,050,000                                              Dated:  October 31, 2003


         FOR VALUE RECEIVED, PRINCESA PARTNERS, a Florida general partnership (Princesa"), CONCORDE CRUISES, INC., a South Dakota corporation ("Cruises"), CONAMI, INC., a Florida corporation ("Conami"), BAYFRONT VALET, LLC, a Florida limited liability company ("Valet"), and CONCORDE GAMING CORPORATION, a Colorado corporation ("Concorde") (Princesa, Cruises, Conami, Valet and Concorde are referred to herein collectively as the "Borrower" and individually as a "Borrower"), jointly and severally agree and promise to pay to the order of FIRST NATIONAL BANK, its endorsees, successors and assigns ("Lender" or "Holder"), on demand at its principal office of 20900 S. Western Avenue, Olympia Fields, Illinois 60461, or such other place as the Holder may from time to time designate, the principal sum ("Principal") of $5,050,000, or so much thereof as remains unpaid from time to time as may be evidenced by Lender's liability record on the relevant date (the "Principal Balance"), together with interest on the Principal Balance at the rate of interest hereinafter set forth, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America. This Note shall be payable in the following manner and on all the following terms and at the following times.

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meaning assigned thereto in the Loan Agreement (defined below). For purposes of this Note the following terms shall have the following meanings:

         "BASE RATE" shall mean the rate per annum at which interest accrues against the Principal Balance. The Base Rate shall be determined by the Debt Service Coverage Ratio at the end of the fiscal quarter ending immediately prior to the month for which interest is to be computed and shall be (i) 13.625% while the Debt Service Coverage Ratio is equal to or less than 1.0, (ii) 11.875% while the Debt Service Coverage Ratio is more than 1.0 but equal to or less than 1.25,
(iii) 10.875% while the Debt Service Coverage Ratio is more than 1.25 but equal to or less than 1.5, (iv) 10.0% while the Debt Service Coverage Ratio is more than 1.5 but equal to or less than 2.0 and (v) 9.0% while the Debt Service Coverage Ratio is more than 2.0; provided that the Base Rate otherwise determined shall be adjusted under the following circumstances:

              (a) The Base Rate shall increase 1% at the start of the following calendar year if, during any calendar year commencing with calendar year 2004, the amount due under the Revolving Promissory Note dated of even date herewith between Borrower and Lender pursuant to the Loan Agreement is not zero for any 30 consecutive days during such calendar year. Such increase shall expire at the end of the first following calendar year in which the amount due under such Revolving Promissory Note was zero for any 30 consecutive days subject to increase again if this provision is applicable to a subsequent calendar year.

              (b) The Base Rate shall increase 1% on the sixteenth day of the month following any Monthly Payment Date that the Borrower fails to make a deposit into the Capital Expenditure Reserve Account (as defined in the Deposit Agreement) in the amount of $25,000 or in such other amount as required by the Deposit Agreement. Such increase shall continue (and shall not be further increased pursuant to this provision) until the sixteenth day of the month following the Monthly Payment Date that the Borrower has made up all previously missed deposits into the Capital Expenditure Reserve Account pursuant to the Deposit Agreement at which time the Base Rent shall be decreased by 1% subject to subsequent increases for failure to make monthly deposits to the Capital Expenditure Reserve Account pursuant to the Deposit Agreement.

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         "LOAN AGREEMENT" shall mean the Loan Agreement of even date herewith entered into between the Borrower and Lender as amended to the time of reference.

         "MATURITY DATE" shall mean October 31, 2006.

         "MONTHLY PAYMENT" shall mean the payments of principal and/or interest due with respect to this Note on each Monthly Payment Date pursuant to Paragraph 6 hereof.

         "MONTHLY PAYMENT DATE" shall mean the fifteenth day of each month, beginning with December 15, 2003.

         "NOTE" shall mean this Promissory Note issued by the Borrower to Lender pursuant to the Loan Agreement.

         2. FULLY ADVANCED. The Borrower hereby acknowledges receipt of the entire $5,050,000 proceeds of this Note on the date hereof.

         3. INTEREST RATE. The Principal Balance of this Note at the close of each day shall bear interest at the Base Rate in effect from time to time.

         4. BASIS OF COMPUTATION. Interest shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Interest shall commence as to the Principal Balance on the date hereof. Unpaid interest shall compound and be added to the Principal Balance on each Monthly Payment Date.

         5. LATE CHARGE. In the event that any payment required hereunder is not paid within ten days after the due date thereof, the Borrower agrees to pay a late charge of $4.00 per $100.00 of unpaid payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Holder may have, including the right to declare the entire Principal Balance and interest immediately due and payable in accordance with the provisions of the Loan Agreement.

         6.   TERMS OF PAYMENT. This Note shall be payable as follows:

              (a) On each Monthly Payment Date through the Maturity Date, the Monthly Payment shall consist of (i) interest for the period since the last Monthly Payment Date plus a Principal payment in the amount of $56,111.11, due on each Monthly Payment Date from January through September, inclusive; and (ii) interest for the period since the last Monthly Payment Date (or the date of this Note as to the first Monthly Payment Date), due on each Monthly Payment Date from October through December, inclusive.

              (b) All outstanding Principal of and interest on this Note shall be due and payable on the Maturity Date.

              (c) Notwithstanding the foregoing, the Principal Balance shall be payable on such earlier date as payment hereunder shall have been accelerated by virtue of the occurrence of a Default (as defined in Paragraph 9 hereof) at which time the entire unpaid Principal Balance hereof and all accrued and unpaid interest thereon, and all other charges payable pursuant to the terms hereof shall in any event become fully due and payable at the option of the Holder in the manner provided in Section 7 of the Loan Agreement.

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         7.   APPLICATION OF PAYMENTS. So long as a Default does not exist, all payments shall be applied as of the date of receipt by the Holder first to interest accrued as of the date payment is received, then to any costs of collection, then to late charges, and then to Principal Balance, except that if any advance made by the Holder under the terms of any instruments securing this
Note is not repaid, any monies received, at the option of the Holder, may first be applied to repay such advances, plus interest thereon, and the balance, if any, shall be applied as above. If a Default exists, the Holder may apply any payments received to Principal, interest, late charges or other amounts due from the Borrower in such order as Holder, in its sole discretion, shall determine. If any payment of Principal, interest, late charge or any other sum required to be made hereunder shall become due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and the extension of time shall be considered in computing interest. Amounts paid or prepaid under this Note may not be re-borrowed.

         8. PREPAYMENT. This Note may be prepaid in whole or in part on any date but only when accompanied by the prepayment indemnity, if any, provided for in Section 2.07 of the Loan Agreement. Any optional prepayment shall be made on not less than three days advance written notice to the Holder and shall be made in denominations of not less than $100,000 or provide for payment in full of the Principal Balance of this Note. Prepayments shall be applied first to fees, expenses and other obligations due under the Loan Documents, then to accrued interest and then to principal installments of this Note in inverse order of their maturities; no prepayment shall postpone the due dates or reduce the dollar amount of monthly installment payments.

         9. DEFAULT. If (i) a default be made in any payment when due in accordance with the terms and conditions of this Note, or (ii) an Event of Default (as defined therein) occurs under the Loan Agreement (any of the events described in clauses (i) and (ii) being herein singularly and collectively referred to as a "Default"), the entire Principal Balance together with accrued interest and late charges, if any, shall become immediately due and payable at the option of the Holder in the manner provided for in Section 7 of the Loan Agreement.

         10. TIME OF ESSENCE; NO WAIVER. Time is of the essence. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion. All rights and remedies of Holder under the terms of this Note, under the terms of the Loan Documents, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof

         11. COSTS OF COLLECTION. In the event of any Default hereunder the Borrower agrees to reimburse the Holder for (i) the costs of collection, including the costs and expenses of Lender, and court costs (if any) and reasonable attorneys' fees (before, during and after trial and on appeal) incurred in collecting the debt evidenced hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Holder hereunder and under the Loan Agreement, whether litigation is brought or not, and in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings and, in other court proceedings brought in accordance with the Loan Documents, and
(ii) all costs and expenses incurred by Holder or Lender in protecting or preserving the property and interests which are subject to the Loan Documents.

         12. WAIVER OF PRESENTMENTS, ETC. Demand for payment, presentment for payment, protest, notice of protest, notice of non-payment, notice of dishonor, notice of setoff, and diligence in collection of each and every payment hereunder are waived. Consent is given to any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of,


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or resort to, any party liable for payment hereof. To the extent permitted by applicable law, Lender reserves a right of setoff in all and any of Borrower's accounts with Lender (whether checking, savings, or some other account) and any other accounts into which Pledged Revenues are deposited. This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Note against any and all such accounts containing Pledged Revenues, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this Paragraph.

         13. SAVINGS CLAUSE. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

         14. USE OF PROCEEDS. This Note is issued to pay off existing debt of Princesa pursuant to Section 2.08 of the Loan Agreement, and in consideration of the promises, representations, warranties and covenants set forth herein and in the Loan Agreement.

         15. AUTHORIZATION. This Note is issued by the Borrower, pursuant to and in full compliance with the governing documents of Borrower.

         16. GOVERNING LAW AND CONSTRUCTION. Except as may be otherwise expressly provided herein, this Note and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Illinois (without regard to conflict of law principles) and applicable federal law. Whenever possible, each provision of this Note and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note and the other Loan Documents or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note and the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         17.   CONSENT TO SUIT; JURISDICTION.

               (a) The Borrower hereby consents to the jurisdiction of the courts of Cook County, Illinois and to the jurisdiction of the United States District Court for the Northern District of Illinois over any action brought to enforce the terms of this Note and the Loan Agreement.

               (b) The waivers and consents described in this Paragraph 17 shall inure to the benefit of the Lender and each other person who is entitled to the benefits of this Note and the Loan Agreement (including without limitation the Indemnified Parties referred to therein) and not the benefit of any other third parties. The Lender and such other persons shall have and be entitled to all available legal and equitable remedies, including the right to specific performance, money damages and injunctive or declaratory relief.

                            [signature page follows]


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         Executed as of the date first above written.

BORROWER:                          PRINCESA PARTNERS, A FLORIDA GENERAL
                                   PARTNERSHIP

                                   By:  CONAMI, INC., general partner

                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   By:  CONCORDE CRUISES, INC., general partner

                                        By: /s/ Jerry L. Baum
                                            Its:  President


                                   CONCORD CRUISES, INC.


                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   CONAMI, INC.


                                   By:  /s/ Jerry L. Baum
                                        Its:  President


                                   BAYFRONT VALET, LLC

                                   By: CONCORDE CRUISES, INC., its sole manager and member

                                        By: /s/ Jerry L. Baum
                                            Its:  President


                                   CONCORD GAMING CORPORATION.


                                   By: /s/ Jerry L. Baum
                                       Its:  President